EXHIBIT 10.3

                 CONSULTING AND MARKETING AGREEMENT

     THIS AGREEMENT is made the _____ day of _______________, 1999, by and between Clarkstone International Corporation ("CIC") and Exhaust Technologies, Incorporated ("Company").

     WHEREAS, the Company owns all rights, patents and trademarks related to a product(s) known as "Pneumatic Hand Tool Exhaust
Muffler(s)" ("Product"),

     WHEREAS, the Company and CIC desire that CIC render certain services to the Company for the development and marketing of the Product.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and conditions contained herein, the parties hereto agree as follows:

1. CONSULTING SERVICES. CIC shall provide the following consulting services to the Company:

     1.1 Product Development. CIC will provide consulting services to the Company related to the product development of the Product. These services will include but are not limited to, recommendations to identify appropriate service providers, as well as advisory assistance that incorporates market trends and perspectives into early decisions that are made in the development of the Product.

     1.2 Marketing. CIC will provide consulting services to the Company in a marketing capacity which may include, but not limited to the following:

          * Identify and analyze potential markets
          * Create market strategies for the most effective introduction of the product
          * Evaluate individual distribution organizations
          * Study market share potential
          * Recommend pricing structure
          * Pursue publicity opportunities, i.e.; news releases and publication editorials
          * Produce a marketing video if appropriate

          * Assist in the design of collateral materials including brochures and point-of-purchase displays
          * Develop synergistic marketing relationships with individual companies and vertical markets

     1.3 Compensation. CIC will be compensated for consulting services provided under Paragraphs 1. 1 and 1.2 at an hourly rate of One Hundred Fifty Dollars ($150.00). CIC has estimated eighty
          (80) hours for this project. Without the prior approval of the Company, CIC will not be paid for more than eighty (80) hours of services. On or before the 5th day of each month, CIC shall provide the Company with an invoice of the services rendered in the previous month. Such invoice shall be paid by the Company within twenty (20) days of receipt. CIC shall be paid its compensation for services rendered under Paragraphs
          1. 1 and 1.2 in the form of common stock of the Company valued at the price of $.20 per share. CIC acknowledges that it has carefully reviewed the representations, warranties and agreements contained in Exhibit "A" attached hereto with respect to the shares to be issued. Unless CIC notifies the Company in writing at the time an invoice is submitted that such representations, warranties or agreements are not true and correct, the Company may rely on such representations, warranties and agreements each time a payment is made in stock hereunder.

2. SALES. CIC will provide national and international sales management of the "Product" and will use reasonable efforts to develop appropriate markets for the "Product." This will include efforts to sell, demonstrate and otherwise promote the sale of the "Product" through, but not limited to catalog sales (i.e.:
     Granger, McMaster Carr, etc.), OEM (private label opportunities), primary and secondary market sales, trade shows if applicable, and the development of a network of sales representatives.

     2.1 Sales Compensation. CIC will be compensated for all sales of the Product (except licensing), on a commission basis as follows:

          Sales under $10,000                15% of the sales price
          Sales $10,000 - $20,000            $1,500 plus l2% of the
                                             amount of the sales
                                             price over $10,000

          Sales $20,000 - $30,000            $2,700 plus 11 % of the
                                             amount of the sales
                                             price over $20,000
          Sales over $30,000                 $3,800 plus 10% of the
                                             amount of the sales
                                             price over $30,000

          For the purposes of this Agreement sales price shall be exclusive of actual freight and transportation costs (including insurance), normal and recurring bona fide trade discounts approved by CIC and any applicable sales or similar taxes. Sales are based on cumulative sales of a one year period (the fiscal year of the Company), per individual customer. In no event will the commission be more than 25% of gross profit from the sale of the product. The cost of the product will be shown at the beginning of each month to CIC by the Company and the Company will make available all information used in connection with determining costs.

          All commission owed by the Company to CIC shall be due and payable on or before the twentieth (20") date of the month immediately following the month during which the payment of invoice applicable to an order in whole or in part is received by the Company.

          CIC shall be responsible for all costs associated with the development of a network of sales representatives and factory representatives. CIC shall also be solely responsible for the payment of all commissions and benefits (if any) to such persons. CIC shall indemnify and hold the Company harmless against any claims made by sales or factory representatives for payments due to them or any other claim arising out of their relationship with CIC.

     2.2 License Fees. The parties acknowledge that CIC may also market the Product by a license of the Product technology to a third party. CIC shall have the right to negotiate the terms of any such license, but in any event, the license shall not be effective until the terms thereof are approved by the Company. As compensation for these activities, CIC shall be entitled to receive 25% of the royalties or other fees paid to the Company under the terms of the license ("CIC License Fee") for the life of the Product. Such fees shall be paid by the Company to CIC within ten (10) days following receipt of funds thereof by the Company from the third party.

     2.3 Advertising. The only marketing costs for which the Company shall be responsible are costs associated with creation and publication of advertisements, brochures, video and other promotional materials for the Product. The Company shall supply CIC with sufficient materials, as requested by CIC, to meet the full demand of marketing and sales. CIC will submit examples of all proposed advertisements and other promotional materials for the Product to the Company for inspection and approval. CIC shall not create any obligation or contract which would become binding on the Company unless the Company shall consent thereto in writing.

     2.4  Samples. The Company shall supply CIC with sufficient
          Product, as requested by CIC, for sample or demonstration purposes to enable CIC to meet the full demand of marketing and sales.

3.   ADDITIONAL TERMS.

     3.1 Exclusive Representation. The Company grants to CIC the exclusive right to act as the Company's national and international sales manager of the Product as described above and subject to the terms and conditions set forth herein. The Company agrees to refer all inquires to CIC and to promptly furnish CIC with copies of all correspondence and documentation between the Company and the customer.

     3.2 Sales Policies. The Company shall establish the prices, charges and terms of sales of the Product ("Sales Policies"). The Sales Policies shall be those currently in effect and/or established from time to time by the Company in its price books, bulletins and other authorized releases. Written notice of each Sales Policy change shall be given by Company to CIC at least thirty (30) days in advance of such change.

     3.3 Orders and Collections. Orders for products shall be forwarded to and subject to acceptance by the Company. The Company agrees to refer all inquiries to CIC and to promptly furnish CIC with copies of all orders, correspondence and documentation between the Company and the Customer. All invoices in connection with orders shall be rendered by the Company, direct to the Customer, and full responsibility for all products, services, collections, and bad debts rests with the Company.

     3.4 Relationship Created. CIC is not an employee of Company for any purpose whatsoever, but is an independent contractor. The Company is interested only in the results obtained by CIC, who shall have sole control of the manner and means of performing under this Agreement. The Company shall not have the right to require CIC to do anything which would jeopardize the relationship of independent contractor between Company and CIC. All expenses and disbursements incurred by CIC in connection with this Agreement shall be borne wholly and completely by CIC. CIC does not have, nor shall CIC hold out as having any right, power, or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the Company, unless the Company shall consent thereto in writing. Designation by CIC as "Sales Agent" or "Sales Agency" shall not expand the limited authority to conduct "Sales" activities granted under this Agreement. CIC shall have the right to appoint and shall be solely responsible for representatives at their own risk, expense, and supervision and shall not have any claim against the Company for compensation or reimbursement. Unless expressly permitted in writing, CIC shall not represent products which directly compete with Products of the Company during the existence of this contract relationship, or for a period of one year following notice of termination should CIC elect to terminate this Agreement.

     3.5 Term. This Agreement shall continue in fall force and effect until the date ("Termination Date") set forth in a notice given by one party to the other indicating such party's
          election to terminate this Agreement, which Termination     Date
          shall be at least ninety (90) days after the date notice of such election is given. Alternatively, this agreement may be terminated at any time by mutual written agreement between both parties. If this Agreement shall terminate for any reason whatsoever, CIC shall be entitled to receive CIC's full commission for a period of twelve (12) months, as determined in accordance with provisions of Paragraph 2.1 with respect to orders solicited prior to the effective date of such termination, regardless of when such orders are accepted by Company (provided CIC can demonstrate such orders were solicited prior to the effective date of such termination) and regardless of when such shipments are made or invoices rendered. In addition, CIC shall continue to receive the CIC License Fee (in accordance with Paragraph
          2.2) under any license signed by the Company or solicited by CIC prior to the Termination Date.

     3.6 Further Provisions. Company shall save CIC harmless from and against and indemnify CIC for all liability, loss, costs, expenses or damages however caused by reason of any Product (whether, or not defective), or any act or omission of Company, including, but not limited to, any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property, and for infringement of any patent rights or other rights of third parties, and for any violation of municipal, state, or federal laws or regulations governing the Product, or their sale, which may result from the sale or distribution of Me Product by CIC hereunder.

          CIC shall hold the Company harmless from and against and indemnify Company for all liability, loss, costs, expenses or damages arising out of, or related to, CIC's breach of any term of this Agreement.

     3.7 Legal Jurisdiction. This Agreement shall be subject to and shall be enforced and construed pursuant to the laws of the State of Washington. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in fall force and effect, and shall in no way be affected, impaired, or invalidated. In the event of litigation, the prevailing party may recover interest, court costs, and reasonable attorney's fees.

     3.8 Notices. Any notice, demand, or request required or permitted to be given hereunder shall be in writing and shall be deemed effective on personal delivery or seventy-two (72) hours after having been deposited in the United States mail, postage prepaid, registered or certified, and addressed to the addressee at his or its main office as set forth below. Any party may change his or her address for purposes of this Agreement by written notice given in accordance herewith.

     3.9 Dispute Resolution. In the event of any dispute or default arising as a result of this Agreement, the parties agree to submit such dispute or default to binding arbitration, according to the then existing rules of the American
          Arbitration Association to an arbitrator or arbitration panel in Spokane County, Washington.

     3.10 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement among the parties hereto, and no party hereto shall be bound by an communications between them on the subject matter hereof unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof Any prior written agreements or letters of intent among the parties shall, upon the execution of this Agreement, be null and void.

     3.11 Assignment, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any of its rights or obligations hereunder without the prior written consent of the other parties.

     3.12 Waiver, Discharge. This Agreement may not be released, discharged or modified except by an instrument in writing signed on behalf of each of the parties hereto. The failure of a party to enforce any provision of this Agreement shall not be deemed a waiver by such party of any other provision or subsequent breach of the same or any other obligation hereunder.

     3.13 Good Faith. Each party has a requirement to act in good faith and in a fiduciary responsibility to the other. All terms and conditions of this agreement shall be subject to normal and reasonable business practices in good faith for the type of services to be performed.

CIC: CLARKSTONE  INTERNATIONAL CORPORATION

By:  /s/ Emory Clark                    Date 5-11-99
     Title: President
     101 East Nora Ave., Spokane, Washington 99207
     509-326-6654

THE COMPANY: EXHAUST TECHNOLOGIES, INCORPORATED

By:  /s/ Bob Sterling                   Date 5-11-99
     Title: President
     P.O. Box 2822, Spokane, WA 99220
     509-838-4447

                            Exhibit "A"
            Representations, Warranties, and Agreements

     CIC represents, warrants, and agrees:

     1. Right Not Transferable. The right to receive the shares of common stock in the Company as provided in Paragraph 1.3 shall not be assignable or transferable, voluntarily or involuntarily, by operation or law, or otherwise, and any such assignment or transfer which may be attempted shall be null and void.

     2. Review of Documents. CIC has been granted access to and has reviewed carefully copies of the Company's books and records. CIC is entering into this Agreement and the transactions contemplated hereby solely in reliance on CIC's own investigation and review, and warrants that it has not relied upon any representations, oral or in writing not contained in this Agreement. CIC has had an opportunity to meet with the officers of the Company subsequent to review of such information to discuss with them CIC's questions concerning the Company and the terms and conditions of the acquisitions hereunder.

     3. Acquisition of Shares for Own Account. The shares will be acquired for CIC's own account, not as a nominee or agent and not for the account of any other person or firm. No one else has or will have any interest, beneficial or otherwise, in any of the shares. CIC is not obligated to transfer any of the shares or any interest therein to anyone else nor has it any agreement or understanding to do so. CIC will acquire the shares, if at all, for investment for an indefinite period and not with a view to the sale or distribution of any part or all thereof, by public or private sale or other disposition, and has no intention of selling, granting any participation in, or otherwise distributing or disposing of any or of the shares or any interest therein.

     4. Restricted Nature of Shares. CIC is able to bear the economic risk of any investment in the shares and is aware that CIC must be prepared to hold the shares received for an indefinite period and that the shares have not been registered under the Securities Act of 1933, as amended (the "Act").

     5. Sophistication of CIC. CIC has such knowledge and experience in financial and business matters that CIC is capable of evaluating the merits and risks of the prospective investment by CIC contemplated by this Agreement and CIC has carefully reviewed and will carefully review all the information regarding the Company, access to which has been or will be accorded to CIC hereunder, is thoroughly familiar with the business, operations, and properties Of the Company by virtue of such review.

     6. Agreement to Refrain from Resales. Without in any way limiting CIC's representations as set forth herein, CIC further agrees that CIC shall in no event make any disposition of all or any part of or interest in the shares and that the shares shall not be encumbered, pledged, hypothecated, sold, or transferred by CIC nor shall CIC receive any consideration for the shares or for any interest therein from any person, unless and until prior to any proposed transfer, encumbrance, disposition, pledge, hypothecation, or sale of any of the shares, CIC either (a) sells the shares pursuant to a registration statement under the securities laws or (b)(i) CIC notifies the Company of the proposed disposition, (11) CIC furnishes the Company with an opinion of counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of any of the shares under the Act or qualification of the shares under any other securities law and (iii) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised CIC of such. concurrence.

     7. Indemnification. CIC hereby agrees to indemnify the Company and hold it harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of (a) any inaccuracy in any of the representations, warranties, or agreement -- set forth in this Article 5, (b) the disposition of any shares which CIC may receive, contrary to CIC's representations, warranties, and agreements set forth herein or any action, suit, or proceeding based on a claim that said representations, warranties, or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company under the federal or state Securities laws.

                        ADDENDUM TO CONTRACT

     THIS AGREEMENT HEREBY MODIFIES AND SUPERSEDES the contract entered into between Exhaust Technologies, Inc. (Company) and Clarkstone
International Corporation (CIC). A copy of the contract is attached as an exhibit. The modifications are as follows:

     Amendment 1.

               Page I paragraph 2: WHEREAS, the Company owns all rights, patents and trademarks related to a product(s) known as "Pneumatic Hand Tool Exhaust Muffler(s)" ("Product")

               Amended to read: WHEREAS, the Company owns all rights, patents and trademarks related to the products known as "Pneumatic Hand Tool Exhaust Muffler(s)" and "Turbulator" ("Products")

Amendment 2.

               Throughout the contract "Product" is amended to read
          "Products"

     These modifications are mutually agreed to by the contracting parties, and are supported by legal consideration. The remaining terms of the contact are unchanged by this agreement.

Date: May 11,  1

signed:   /s/ Emory Clark
          Clarkstone International Corporation

signed:   /s/ Bob Sterling
          Exhaust Technologies, Inc.